EXHIBIT 10.2



                          PURCHASE AND SALE AGREEMENT


                                BY AND BETWEEN:


                CORPORATE CENTER ASSOCIATES LIMITED PARTNERSHIP
                                (the "SELLER")


                                      and


                    TRANSWESTERN INVESTMENT COMPANY, L.L.C.
                               (the "PURCHASER")







                          Dated: as of June __, 1999





                                TABLE OF CONTENTS


                                                                            Page
SECTIONS


SECTION 1: SUBJECT OF SALE.....................................................1


SECTION 2: DEFINITIONS.........................................................2


SECTION 3: TRANSFER OF  PROPERTY; PURCHASE PRICE...............................5


SECTION 4: DUE DILIGENCE; "AS IS" SALE.........................................6


SECTION 5: MATTERS TO WHICH THE SALE IS SUBJECT................................7


SECTION 6: OUTSTANDING INTEREST OR UNMARKETABLE TITLE..........................7


SECTION 7: ADJUSTMENTS.........................................................8


SECTION 8: CASUALTY............................................................9


SECTION 9: CONDEMNATION PENDING CLOSING.......................................10


SECTION 10: THE SELLER'S WARRANTIES AND REPRESENTATIONS.......................10


SECTION 11: THE SELLER'S INSTRUMENTS AT CLOSING...............................12


SECTION 12: PURCHASER'S REPRESENTATIONS AND WARRANTIES........................13


SECTION 13: PURCHASER'S INSTRUMENTS AT CLOSING................................15


SECTION 14: CONTRACT PERIOD...................................................15


SECTION 15: BROKERAGE.........................................................15


SECTION 16: CONDITIONS PRECEDENT TO CLOSING...................................16


SECTION 17: CLOSING...........................................................16


SECTION 18: INTENTIONALLY DELETED...................ERROR! BOOKMARK NOT DEFINED.


SECTION 19: NOTICES...........................................................17


SECTION 20: DEFAULT...........................................................18


SECTION 21: ASSIGNMENT........................................................19


SECTION 22: INTENTIONALLY DELETED...................ERROR! BOOKMARK NOT DEFINED.


SECTION 23: COUNTERPARTS......................................................19


SECTION 24: INTENTIONALLY DELETED...................ERROR! BOOKMARK NOT DEFINED.


SECTION 25: MISCELLANEOUS.....................................................20


SECTION 26: ESCROW AGENT......................................................21


SECTION 27: CONFIDENTIALITY/PUBLICATION.......................................22



SCHEDULES

Schedule 1:       List of Personal Property

Schedule 2.       Leases

Schedule 3:       Security Deposits

Schedule 4:       Service Contracts

Schedule 5:       Brokerage Agreements

Schedule 6:       Litigation or other Proceedings

Schedule 7:       Permitted Encumbrances

Schedule 8:       Rent Arrearages as of May 31, 1999

EXHIBITS

Exhibit A:        Legal Description of the Land

Exhibit B:        Deed

Exhibit C:        Assignment and Assumption Agreement

Exhibit D:        FIRPTA Certificate

Exhibit E:        Tenant Estoppel







                          PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") made as of the ___ day of June, 1999 by and between CORPORATE CENTER ASSOCIATES LIMITED PARTNERSHIP, having an address at c/o Metropolitan Partners, LLC, 225 Broadhollow Road, Melville, New York 11747 (the "SELLER") and TRANSWESTERN INVESTMENT COMPANY, L.L.C., having an address at 150 N. Wacker Drive, Suite 800, Chicago, Illinois 60606 (hereinafter, the "PURCHASER").

                                   RECITALS

         A. The Seller is the fee owner of the Property (as hereinafter defined).

         B. Purchaser desires to purchase the Property and Seller desires to sell the same to Purchaser pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

                          SECTION 1: SUBJECT OF SALE

         Section 1.01. Subject to and in accordance with the terms and conditions of this Agreement, the Seller shall transfer and convey to Purchaser (i) those certain parcels of real property situate, lying and being in the State of Arizona and being more particularly described on EXHIBIT A attached hereto (the "LAND"), (ii) all of the improvements located on the Land (individually, a "BUILDING" and collectively, the "IMPROVEMENTS") and (iii) all of the Seller's right, title and interest in and to the following:

         (a) all rights, privileges, grants and easements appurtenant to the Seller's interest in the Land and Improvements, including, without limitation, all of the Seller's right, title and interest in and to the Land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and Improvements (the Land and Improvements and all such rights, privileges, easements, grants and appurtenances are sometimes referred to herein as the "REAL PROPERTY");

         (b) the fixtures, machinery, equipment, and other items of personal property owned by the Seller, set forth on Schedule 1 attached hereto and made a part hereof (the "PERSONAL PROPERTY"), and used in connection with the ownership or operation of the Real Property;

         (c) all leases and other agreements with respect to the use and occupancy of the Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (individually, a "LEASE", collectively, the "LEASES"), and rents, additional rents, reimbursements, profits, income, receipts and the amounts deposited under any such Leases in the nature of security for the performance of any Tenant's obligations thereunder listed on Schedule 3 attached hereto and made a part hereof (individually, a "SECURITY DEPOSIT"; collectively, the "SECURITY DEPOSITS"), to the extent not previously or hereafter applied to unperformed obligations under the Leases;

         (d) the right to use any names by which any of the Real Property is commonly known and all goodwill, if any, related to said names;

         (e) all governmental permits, licenses, approvals, and certificates relating to the Real Property and the Personal Property (collectively, the "PERMITS AND LICENSES") and all of the Seller's right, title and interest in and to (i) those contracts (including, without limitation, management contracts) and agreements for the servicing, maintenance, repair and operation of the Real Property listed on Schedule 4 attached hereto and made a part hereof (the "SERVICE CONTRACTS") and (ii) the brokerage agreements listed on
Schedule 5 attached hereto and made a part hereof (the "BROKERAGE AGREEMENTS") relating to the Leases;

         (f) all books, records, promotional material, tenant data, past and current rent rolls, market studies, keys, plans and specifications, owned by the Seller (other than the general ledger account of the Seller) and which are used in connection with the use and operation of the Real Property or Personal Property (collectively, the "BOOKS AND RECORDS"); and

         (g) all other rights, privileges, and appurtenances owned by the Seller, if any, and directly related to the ownership, use or operation of the Real Property or Personal Property, including, without limitation, any real estate tax refunds relating to the Property.

         The Real Property, the Personal Property, the Leases, the Security Deposits, the Permits and Licenses, the Service Contracts, the Brokerage Agreements, the Books and Records, and all other property interests relating or appurtenant thereto being conveyed hereunder are hereinafter collectively referred to as the "PROPERTY" or the "PROPERTIES".

                            SECTION 2: DEFINITIONS

         Section 2.01. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

              (i) the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular; and

              (ii) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. "ACTUAL KNOWLEDGE" shall mean the actual knowledge of Metropolitan Operating Partnership, L.P. ("MOP") from and after May 24, 1999 (May 24, 1999 being the date on which MOP gained 100% of the direct and indirect ownership interests in Seller and the Property).

         "ADDITIONAL DEPOSIT" shall mean the $1,500,000.00 deposit described in Section 3.03 hereof, together with all interest earned thereon.

         "AFFILIATE" as to any Person, shall mean any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean the Assignment and Assumption Agreement in the form of Exhibit C attached hereto.

         "BINDING DATE" shall have the meaning set forth in Section 3.03 hereof.

         "BOOKS AND RECORDS" shall have the meaning set forth in Section 1.01 hereof.

         "BROKERAGE AGREEMENTS" shall have the meaning set forth in Section
1.01 hereof.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or State of New York or federal legal holiday.

         "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

         "CLOSING DATE" shall mean the date when title to the Property is conveyed to Purchaser in accordance with the terms and conditions of this Agreement.

         "CONTRACT PERIOD" shall mean the period commencing on the date of this Agreement and ending on the Closing Date.

         "DATA ROOM" shall mean the "data room" in the offices of Insignia/ESG, Inc. at 2730 East Camelback Road, Suite 200, Phoenix, Arizona or at such other location as the materials located therein relating to the Property may be located subsequent to the date of this Agreement.

         "DEPOSIT" shall mean the deposit described in Section 3.03 hereof, together with all interest earned thereon.

         "EARNEST MONEY" shall mean the $500,000.00 deposit described in
Section 3.02 hereof, together with all interest earned thereon.

         "ENVIRONMENTAL LAWS" shall mean all foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to releases or threatened releases of hazardous substances, oils, pollutants or contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of hazardous substances, oils, pollutants or contaminants expressly intending to include without limitation asbestos.

         "ESCROW AGENT" shall mean Commonwealth Land Title Insurance Company.

         "EXISTING MORTGAGE" shall have the meaning set forth in Section 6.01 hereof.

         "LEASES" shall mean the Leases listed on Schedule 2 hereto.

         "LIENS CAUSED BY SELLER" shall have the meaning set forth in Section
6.01 hereof.

         "LOSS" or "LOSSES" shall mean actual damage, loss, cost or expense (including reasonable costs of investigation incurred in defending against and/or settling such damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) imposed on, or incurred by Seller.

         "NON-CASH SECURITY DEPOSITS" shall have the meaning set forth in
Section 11.01(f) hereof.

         "PERMITS AND LICENSES" shall have the meaning set forth in Section
1.01 hereof.

         "PERMITTED ENCUMBRANCES" shall mean those restrictions, covenants, agreements, easements and other matters and things of record set forth on
Schedule 7 attached hereto.

         "PERSON" shall mean any individual, partnership, limited liability company, corporation, trust, governmental entity or any other type of entity.

         "PERSONAL PROPERTY" shall have the meaning set forth in Section 1.01 hereof.

         "PROPERTY" shall have the meaning set forth in Section 1.01 hereof.

         "REAL ESTATE TAXES" shall mean real estate taxes and any general or special assessments imposed upon the Real Property, including but not limited to any general or special assessments of any governmental or municipal authority or tax district, including, without limitation, any assessments levied for public benefits to the Real Property.

         "RENTS" shall mean, collectively, all minimum rent and additional rent (including all escalations and tax and expense pass-throughs) payable by the Tenants under the Leases.

         "REVIEW PERIOD" shall have the meaning set forth in Section 4.01 of this Agreement.

         "SECURITY DEPOSITS" shall have the meaning set forth in Section 1.01 hereof.

         "SERVICE CONTRACTS" shall have the meaning set forth in Section 1.01 hereof.

         "TAX YEAR" shall have the meaning set forth in Section 7.01(a) hereof.

         "TENANTS" shall mean all of the tenants of the Improvements.

         "TITLE INSURER" shall mean Commonwealth Land Title Insurance Company or any other title company acceptable to Purchaser and the Seller and licensed in the State of Arizona.

                SECTION 3: TRANSFER OF PROPERTY; PURCHASE PRICE

         Section 3.01. The Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from the Seller, subject to and in accordance with the terms, provisions, covenants and conditions set forth in this Agreement, the Property for a purchase price of FORTY-TWO MILLION THREE HUNDRED THOUSAND ($42,300,000.00) DOLLARS (the "PURCHASE PRICE").

Section 3.02. Purchaser has deposited the sum of FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS (the "EARNEST MONEY"), with the Escrow Agent pursuant to
Section 26 hereof. The Earnest Money shall be refunded to Purchaser if Purchaser terminates this Agreement in accordance with Section 4 below on or before June 30, 1999. If Purchaser does not terminate this Agreement on or before June 30, 1999 (time being of the essence), the Earnest Money shall automatically become non-refundable, except as expressly set forth herein to the contrary.

         Section 3.03. On or before 5:00 p.m. EDT on June 30, 1999 (time being of the essence), if Purchaser does not elect to terminate this Agreement in accordance with Section 4 below, Purchaser shall deliver to Escrow Agent a non-refundable (except in those circumstances in which a refund is expressly provided for herein) additional deposit of ONE MILLION FIVE HUNDRED THOUSAND ($1,500,000.00) DOLLARS (the "ADDITIONAL DEPOSIT"; the Earnest Money and the Additional Deposit being hereinafter sometimes collectively referred to as the "DEPOSIT"; the date on which the Additional Deposit is delivered to Escrow Agent and the Earnest Money becomes non-refundable (except in those circumstances in which a refund is expressly provided for herein) being hereinafter referred to as the "BINDING DATE"). If the Additional Deposit is not delivered to Escrow Agent on or before June 30, 1999 (time being of the essence), Seller may thereafter (i) actively market the Property and solicit prospective purchasers therefor, (ii) commence and continue negotiations with prospective purchasers and/or (iii) terminate this Agreement effective immediately upon written notice to Purchaser and, upon the return of the Earnest Money to Purchaser, this Agreement shall be of no further force and effect, except for those provisions expressly intended to survive the termination of this Agreement.

         Section 3.04. Before 5:00 p.m. EDT on the Closing Date, Purchaser shall deliver to Escrow Agent the balance of the Purchase Price, subject to adjustment in accordance with this Agreement, by wire transfer.

                    SECTION 4: DUE DILIGENCE; "AS IS" SALE

         Section 4.01. Purchaser shall have from the date of this Agreement through June 30, 1999 (the "REVIEW Period") to determine in its sole discretion whether all matters relating to the Property are acceptable. If Purchaser shall conclude that any matter relating to the Property is not acceptable and Purchaser does not desire to proceed with its acquisition of the Property, then Purchaser's sole right shall be to terminate this Agreement by written notice to the Seller on or before June 30, 1999 (time being of the essence), whereupon, Escrow Agent shall deliver the Earnest Money to Purchaser and this Agreement shall terminate and be of no further force or effect. In the event of such termination, Purchaser shall deliver copies of all surveys and environmental reports which it obtained during the Review Period to the Seller. If Purchaser does not terminate this Agreement prior to the expiration of the Review Period, Purchaser shall be required to deliver the Additional Deposit to Escrow Agent in accordance with Section 3.03 of this Agreement and Purchaser shall no longer be entitled to terminate this Agreement under this
Section 4.01.

         Section 4.02. Seller has delivered to Purchaser the most current survey of the Property, the most recent title insurance policy or commitment for the Property and the most recent environmental report relating to the Property. During the Review Period, Purchaser and its authorized agents, employees and other representatives, upon prior reasonable notice to the Seller, shall have reasonable access to the Property for the purpose of inspecting the Property and the Seller shall have the right to be present during such inspections. In connection therewith, Purchaser may cause one or more surveyors, attorneys, engineer, auditors, architects and other experts of its choice and at Purchaser's expense to (i) inspect the Property and any documents related to the Property, including, without limitation, all title and survey information, as-built plans and specifications, soil and environmental reports, the site plan, zoning approvals, building permits, Leases, Service Contracts, books, financial and accounting records and other agreements, and (ii) appraise and otherwise do that which, in the opinion of Purchaser, is necessary to determine the condition and value of the Property for the uses intended by Purchaser. Seller shall use reasonable efforts to arrange the availability to Purchaser during the due diligence period of all Leases, operating statements, Service Contracts and the most recent tax and utility bills relating to the Property. Purchaser agrees that it shall not contact any Tenant or occupant of the Property prior to the Closing without Seller's prior approval, which approval may be granted or withheld in Seller's sole and absolute discretion. All information obtained, received and/or reviewed by Purchaser during the Review Period shall be kept strictly confidential in accordance with Section 27 of this Agreement. Purchaser shall not interfere in any material respect with the use or operation of the Property during such inspections. Purchaser shall indemnify, defend and hold harmless the Seller from and against any and all loss, costs, liability, damage and expenses, including, but not limited to, penalties, fines, court costs, disbursements and attorney's fees directly incurred in connection with or directly arising from injuries to persons or damage to property caused by Purchaser, its agents, employees, representatives or independent contractors while on the Property and Purchaser shall deliver to Seller evidence of commercial general liability insurance maintained by Purchaser insuring Purchaser's indemnity under this Section at such time as Purchaser requests access to the Property in accordance with this Section 4.02. The provisions of this Section shall be binding upon Purchaser regardless of whether or not the transactions contemplated hereby are consummated and shall survive for a one-year period following the termination of this Agreement or the Closing.

               SECTION 5: MATTERS TO WHICH THE SALE IS SUBJECT

         Section 5.01. The Seller shall assign and convey or cause to be assigned and conveyed to Purchaser good and valid insurable fee title to the Property free and clear of any and all mortgages, liens, leases, encumbrances and easements, except:

         (a) All taxes, water meter and water charges and sewer rents, accrued or unaccrued, fixed or not fixed, becoming due and payable after the Closing Date;

         (b) All zoning laws and building ordinances, resolutions, regulations and orders (other than violation orders) of all boards, bureaus, commissions and bodies of any municipal, county, state or federal government; and

         (c) The Permitted Encumbrances.

             SECTION 6: OUTSTANDING INTEREST OR UNMARKETABLE TITLE

         Section 6.01. Purchaser shall retain the Title Insurer and at the Closing the Title Insurer shall issue to Purchaser a fee title policy insuring title to the Property subject only to the Permitted Encumbrances. The Seller agrees to discharge, at its sole expense (i) that certain Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement, dated as of December 13, 1995, from Seller to Minnesota Mutual Life Insurance Company (the "EXISTING MORTGAGE") and (ii) any liens or encumbrances placed of record subsequent to May 24, 1999 by, at the direction of, or with the consent of, Metropolitan Operating Partnership, L.P. (hereinafter collectively referred to as "LIENS CAUSED BY SELLER").

         Section 6.02. If at the Closing it should appear that the Property is affected by any outstanding interest or question of title which Purchaser is not obliged to take the Property subject to in accordance with the terms of this Agreement, and if such interest or question of title may, according to Seller's reasonable expectations, be removed as an objection to title within one (1) month from the scheduled Closing Date, the Seller may adjourn the Closing Date for a period not exceeding one (1) month for such purpose. If the Property shall be affected by any lien or encumbrance which is not a Permitted Encumbrance or a Lien Caused By Seller and which may be discharged by the payment of an ascertainable amount of money, and if Seller desires to discharge such lien or encumbrance (it being agreed that this Section 6.02 shall not be construed to require Seller to expend any funds to remove of record any lien or encumbrance which affects the Property at Closing other than the Existing Mortgage and any Liens Caused By Seller), then Seller shall be entitled to a reasonable adjournment not to exceed two (2) weeks to accomplish the discharge thereof; further, subject to the reasonable approval of Purchaser and the Title Insurer, the Seller shall have the right, but not the obligation, to bond or escrow for such lien or encumbrance if such lien or encumbrance is not readily dischargeable. If after any applicable adjournment, the Seller shall be unwilling (with respect to a lien or encumbrance which may only be discharged by the payment of money) or unable to convey the Property in accordance with the provisions of this Agreement, Purchaser shall have the right to waive the defect in title and accept such title as the Seller can convey without a reduction in the Purchase Price or terminate this Agreement by written notice to the Seller whereupon the Deposit shall be immediately returned to Purchaser and the parties shall have no further rights or obligations hereunder, except, that the Seller shall reimburse Purchaser for its out-of-pocket due diligence costs.

                            SECTION 7: ADJUSTMENTS

         Section 7.01. All items of income and expense relating to the Property, including the following, shall be apportioned between the parties as of 11:59 p.m. on the day immediately preceding the Closing Date so that the Seller shall be charged with and have the benefit of such items paid through the day immediately preceding the Closing Date, and Purchaser shall be charged with or have the benefit of such items from and after the Closing Date:

         (a) Rents. All Rent collected by Seller or Purchaser for the calendar month in which the Closing occurs shall be prorated as of the Closing with an appropriate credit to the Purchaser for rents collected prior to Closing. Attached hereto as Schedule 8 is a list of all delinquent Rents as of May 31,1999 of which the Seller has Actual Knowledge. Seller shall use reasonable efforts to provide Purchaser by June 28,1999 with an updated delinquent rent schedule as of the most recent date then available in the ordinary course of Seller's business from Seller's billing system. In addition to Rents prorated at Closing pursuant to this Section 7.01, Rents received by Purchaser after the Closing shall be applied in the following order of priority: (i) first pro-rata between Purchaser and Seller for the calendar month in which the Closing occurs; (ii) then to the Seller for the calendar month immediately preceding the calendar month in which the Closing occurs; (iii) then to the Purchaser, to the extent necessary for the Purchaser to remain current from time to time with respect to Rents for months subsequent to the month of Closing as and when they become due and payable; and (iv) then to the Seller for any unpaid Rents attributable to periods prior to the calendar month which immediately precedes the calendar month in which the Closing occurs. The maximum amount of Rents that may be recovered by Seller pursuant to items (ii) and (iv) of this Section 7.01a shall be $150,000. If, as and when Purchaser shall bill a tenant for any period which includes a period prior to Closing (including but not limited to operating expense and tax true-ups and operating expense and tax pass-throughs and escalations billed less often than monthly), Purchaser shall furnish Seller a copy of such invoice, including all enclosures sent therewith. Amounts collected by Purchaser from a tenant for any period which includes a period prior to Closing ("Non-Monthly Collections") shall belong to Seller to the extent applicable to a period prior to Closing. The foregoing in this subsection (a) to the contrary notwithstanding: (x) prorations and payments under this Section 7.01 shall be made on a tenant-by-tenant basis; (y) payments made by a tenant designated by the tenant as applicable to a certain period or premises shall be deemed irrefutably to apply to the designated period and/or premises notwithstanding the status of such tenant's account otherwise, and (z) amounts designated by a tenant in the manner contemplated by clause (y) immediately preceding shall not be subject to the $150,000 cap provided for above. This provision shall survive the passage of title.

         (b) Real Estate Taxes, sewer and vault rents, charges and license fees, and water meter and frontage charges. If the Closing Date shall occur before the Real Estate tax rate is fixed, the apportionment of Real Estate Taxes at the Closing shall be upon the basis of the old Real Estate Tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new Real Estate Tax rate is fixed for the calendar year in which the Closing takes place, the apportionment of Real Estate Taxes shall be recomputed. Any discrepancy resulting from such recomputation shall be promptly paid to the other party, which obligation shall survive the Closing for a period of one (1) year.

         (c) charges payable under Service Contracts on the basis of the period covered by such payments. If, after the Closing, an error or omission in the calculation of the apportionments set forth above is found by one of the parties, such error or omission shall be promptly corrected and the party receiving the over-payment shall pay the amount of the over-payment to the party entitled thereto. The foregoing obligation to correct apportionments shall survive the Closing for a period of one-hundred and eighty (180) days.

                              SECTION 8: CASUALTY

         Section 8.01. (a) If, subsequent to the Binding Date, all or a "MATERIAL PART" (as defined below) of any of the Improvements shall be damaged or destroyed by fire or other casualty, then, in any such event, Purchaser may, at its option, either (i) cancel this Agreement, whereupon subject
Section 26, the Deposit shall be returned to Purchaser and the parties hereto shall be released of all obligations and liabilities of whatsoever nature in connection with this Agreement, or (ii) proceed to close the transactions contemplated by this Agreement, in which event all of the provisions of subsection 8.01(b)(i) and subsection 8.01(b)(ii) below shall apply.

         (b) If, subsequent to the Binding Date, less than a material part of an Improvement shall be destroyed or damaged by fire or other casualty Purchaser shall nevertheless close title to all of the Property pursuant to all the terms and conditions of this Agreement, subject to the following: (i) Seller shall not (x) adjust and settle any insurance claims, or (y) enter into any construction or other contract for the repair or restoration of the damaged Property without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed, and (ii) at the Closing, the Seller shall (1) pay over to Purchaser the amount of any insurance proceeds, to the extent collected by Seller in connection with such casualty, less the amount of the actual expenses incurred by Seller in connection with collecting such proceeds and making any repairs to the Property occasioned by such casualty pursuant to any contract, (2) assign to Purchaser all of Seller's right, title and interest in and to any insurance proceeds that are uncollected at the time of the Closing and that may be paid in respect of such casualty, and (3) pay to Purchaser the amount of any policy deductibles pursuant to the insurance policies covering such fire or other casualty and maintained by Seller (as opposed to insurance or self-insurance maintained by Tenants of the Property). The Seller shall reasonably cooperate with Purchaser in the collection of such proceeds, which obligation shall survive the Closing.

         (c) For the purpose of this Section, the phrase a "MATERIAL PART" of an Improvement shall mean that (i) the cost of repair or restoration is estimated by a reputable licensed engineer selected by the Seller and reasonably satisfactory to Purchaser, to be in excess of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), (ii) the period of time required to complete repair or restoration is estimated by a reputable licensed engineer selected by the Seller and reasonably satisfactory to Purchaser to be in excess of three (3) months from the date on which such repair or restoration is commenced or (iii) any Tenant or Tenants leasing in the aggregate over 45,000 square feet of office space shall have the right to cancel one or more Lease(s) as a result of such casualty.

                    SECTION 9: CONDEMNATION PENDING CLOSING

         Section 9.01. If, subsequent to the Binding Date, condemnation or eminent domain proceedings shall be commenced by any competent public authority against the Real Property or any part thereof, the Seller shall promptly give Purchaser written notice thereof. After notice of the commencement of any such proceedings (from the Seller or otherwise) and in the event that the taking, subsequent to the Binding Date, of such property is "Material" (as hereinafter defined), Purchaser shall have the right (i) to accept title to the Property subject to the proceedings, and pay to the Seller the full Purchase Price, whereupon any award payable to the Seller shall be paid to Purchaser and the Seller shall deliver to Purchaser at the Closing all assignments and other documents reasonably requested by Purchaser to vest such award in Purchaser, or (ii) to rescind this Agreement and upon the return of the Deposit, this Agreement shall be null and void and neither party will have any further obligations hereunder. A taking shall be deemed to be Material if said taking would either (i) materially interfere with the use and operation of the Property for the contemplated use thereof, or (ii) reduce the estimated value of the Property (as reasonably determined by an independent M.A.I. appraiser chosen by Purchaser and reasonably satisfactory to the Seller) by $500,000.00 or more or (iii) create a right of any Tenant or Tenants leasing in the aggregate over 25,000 square feet of space to cancel one or more Lease(s) as a result of such condemnation.

         Section 9.02. In the event of a non-Material taking of any part of the Real Property on or before the Closing Date, Purchaser shall accept the Real Property subject to the proceedings and pay to the Seller the full Purchase Price, whereupon any award payable to Seller shall be delivered to Purchaser and Seller shall deliver to Purchaser at the Closing all assignments and other documents reasonably requested by Purchaser to vest such award in Purchaser.

            SECTION 10: THE SELLER'S WARRANTIES AND REPRESENTATIONS

         To induce Purchaser to enter into this Agreement and to accept the Property from the Seller, the Seller makes the following representations and warranties, all of which the Seller represents are true in all material respects as of the date hereof and shall be true in all material respects as of the Closing Date and shall be deemed remade as of that date:

         Section 10.01. (a) Seller is and at the Closing shall be a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to sell the Property and to take all actions required by this Agreement.

         (b) The execution, delivery and performance of this Agreement and consummation of the transaction hereby contemplated in accordance with the terms of this Agreement will not violate the partnership agreement or any material contract, agreement, commitment, order, judgment or decree to which Seller is a party or by which it is bound, and Seller has obtained (or will, by the Closing, have obtained) all consents necessary (whether from a governmental authority or other third party) in order for it to consummate the transactions contemplated hereby.

         (c) The party or parties executing this Agreement on behalf of Seller have been duly authorized and are empowered to bind Seller to this Agreement and to take all actions required by this Agreement.

         (d) Upon execution, this Agreement shall be the binding obligation of Seller, enforceable against Seller in accordance with the terms hereof.

         Section 10.02. (a) Prior to the date of this Agreement, Seller has delivered to Purchaser any environmental studies relating to the Real Property of which Seller has Actual Knowledge.

         (b) To Seller's knowledge there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation or proceeding, pending relating to Seller or any portion of the Property or, to the Actual Knowledge of each Seller, threatened against any Seller or any portion of the Property relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

         Section 10.03. Except as set forth on Schedule 6 attached hereto, to Seller's Actual Knowledge there are no existing or pending litigation, claims, condemnations or sales in lieu thereof with respect to any aspect of the Property nor, to the Actual Knowledge of Seller, have any actions, suits, condemnations, proceedings or claims been threatened or asserted. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against the Seller. In the event any proceeding of the character described in this Section is initiated or threatened against the Seller prior to the Closing Date, the Seller shall promptly advise Purchaser thereof in writing.

         Section 10.04. Attached hereto as Schedule 2 is a list of all Leases with respect to the Property which was delivered to Purchaser by Insignia/ESG, Inc.; Seller has no Actual Knowledge of any Leases other than those set forth on Schedule 2. Section 10.05. Attached hereto as Schedule 3 is a list of all Security Deposits with respect to the Property of which Seller has Actual Knowledge as of the date of this Agreement. Section 10.06. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the income tax regulations thereunder. Section 10.07. There is no action, suit or proceeding pending or, to Seller's Actual Knowledge, threatened against the Seller and or relating to or arising out of the ownership, management or operation of the Property, in any court or before any federal, state or municipal department, commission, board, bureau or other governmental instrumentality. Section 10.08. Attached hereto as Schedule 5 is a list of all Brokerage Agreements of which Seller has Actual Knowledge.
Section 10.09. To the Actual Knowledge Seller, there are no Service Contracts that relate to services provided to the Property that are not terminable on notice of thirty (30) days or less and, subsequent to May 24, 1999, no Service Contracts have been amended or modified nor have any new Service Contracts been entered into. All representations, warranties and covenants of the Seller contained in this Agreement or in any affidavit or other document delivered in connection herewith shall be true and correct in all material respects at Closing and shall survive the Closing for a period of six (6) months.

         If (x) any of the representations and warranties set forth above prove to have been false or inaccurate when made and is asserted in a writing delivered by Purchaser to the Seller during the applicable survival period, and (y) Purchaser incurs a Loss as a result of such falsity, then Purchaser shall be entitled to recover such Loss through all remedies available at law or in equity. It is specifically acknowledged that, if the Closing occurs, the Seller shall have no liability with respect to any misrepresentations which were actually known by Purchaser to be false or inaccurate at Closing, notwithstanding that such falsity or inaccuracy may have caused a Loss.

                SECTION 11: THE SELLER'S INSTRUMENTS AT CLOSING

         Section 11.01. The Seller shall execute, or where applicable, cause the following to be delivered to Purchaser on the Closing Date:

         (a) A special warranty deed in the form of Exhibit B hereto; and

         (b) assignments or other instruments in recordable form transferring and assigning to Purchaser each Seller's interest in the Property (other than the Real Estate) in the form of Exhibit C hereto; and

         (c) a certificate from the Seller stating that all representations and warranties made by the Seller in this Agreement are true in all material respects as of the Closing Date as if made on such date; and

         (d) duly executed real estate transfer tax forms, if any, for the Real Property. The Seller shall at Closing pay all real estate transfer and conveyance and sales taxes payable to the appropriate state and/or local governmental and/or municipal authorities, and

         (e) a duly executed affidavit as may be required pursuant to Section 1445 of the Internal Revenue Code in the form of Exhibit D hereto; and

         (f) all Security Deposits, together with all accrued interest thereon actually held by Seller at Closing by any of the following methods (at Seller's sole discretion): (i) payment of the amount of the Security Deposits to Purchaser, (ii) assignment to Purchaser of the account(s) in which the Security Deposits are maintained or (iii) by a credit to Purchaser against the Purchase Price; and with respect to any Security Deposits which are other than cash or that are in the form of a letter of credit (collectively, the "NON-CASH SECURITY DEPOSITS"), by way of appropriate instruments of transfer or assignment of such Non-Cash Security Deposits which are required to transfer such Non-Cash Security Deposits to Purchaser as the new beneficiary thereunder, provided, however, that if Seller lacks sufficient information, or is otherwise unable, at Closing, to make the deliveries hereunder, Seller shall make such deliveries as promptly after Closing as practicable, but in no event later than the date that is one (1) month after the Closing Date. Seller shall reasonably cooperate with Purchaser to prevent the expiration of any Non-Cash Security Deposits prior to the transfer of the same to Purchaser and to facilitate the recognition by the issuer of such instrument of Purchaser as the beneficiary of any letter of credit or other form of Non-Cash Security Deposits; and

         (g) all documents and instruments in the Data Room which relate to the Property; and

         (h) such documents and due diligence materials as Seller is able to obtain using reasonable efforts after request therefor by Purchaser; and

         (i) such other documents, instruments, resolutions and other material reasonably requested by Purchaser as may be necessary to effect the transfer of title hereunder or as may be reasonably requested by the Title Insurer.

            SECTION 12: PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Section 12.01. To induce the Seller to enter into this Agreement, Purchaser makes the following representations and warranties, all of which Purchaser represents are true in all material respects as of the date hereof and shall be true in all material respects as of the Closing Date and shall be deemed to be made as of that date.

         (a) Purchaser is and at the Closing shall be a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own and purchase the Property and to take all actions required by this Agreement.

         (b) The execution, delivery and performance of this Agreement and consummation of the transaction hereby contemplated in accordance with the terms of this Agreement will not violate the operating agreement or any material contract, agreement, commitment, order, judgment or decree to which Purchaser is a party or by which it is bound, and Purchaser has obtained (or will, by the Closing, have obtained) all consents necessary (whether from a governmental authority or other third party) in order for it to consummate the transactions contemplated hereby.

         (c) The party or parties executing this Agreement on behalf of Purchaser have been duly authorized and are empowered to bind Purchaser to this Agreement and to take all actions required by this Agreement.

         (d) Upon execution, this Agreement shall be the binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms hereof.


         (e) No action, suit or proceeding is pending or, to Purchaser's knowledge, threatened against Purchaser which would materially adversely affect Purchaser's or financial condition or its ability to fully perform its obligations pursuant to this Agreement.

         (f) The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Purchaser, including, without limitation, the United States of America, the State of New York or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which Purchaser is a party or by which Purchaser is bound or affected and no consent of any governmental agency is required.

         All representations, warranties and covenants of Purchaser contained in this Agreement or in any affidavit or other document delivered in connection herewith shall be true and correct in all material respects at Closing and shall survive the Closing for a period of six months.

         If (x) any of the representations and warranties set forth above prove to have been false when made and such falsity is asserted in writing delivered by the Seller to Purchaser during the applicable survival period, and (y) the Seller incurs a Loss as a result of such falsity, then the Seller shall be entitled to recover such Loss through all remedies available at law or in equity. It is specifically acknowledged that, if the Closing occurs, Purchaser shall have no liability with respect to misrepresentations which were actually known by the Seller at Closing.

                SECTION 13: PURCHASER'S INSTRUMENTS AT CLOSING

         Section 13.01. On the Closing Date, Purchaser shall cause the Escrow Agent to deliver the Purchase Price to the Seller. Additionally, on the Closing Date, Purchaser shall execute and deliver to the Seller the following:

         (a) the Assignment and Assumption Agreement in the form of Exhibit C attached hereto; provided, however, that the inclusion of any Service Contract on Schedule 4 hereto shall not be construed to mean that Purchaser agrees to assume such Service Contract at Closing; and

         (b) such other documents, instruments, resolutions and other material necessary to effect the transfer of title hereunder and reasonably requested by the Seller or the Title Insurer.

                          SECTION 14: CONTRACT PERIOD

         Section 14.01. Throughout the Contract Period, the Seller shall continue to operate the Property in accordance with prudent management standards. The Seller shall maintain replacement cost casualty insurance throughout the Contract Period. During the Review Period, the Seller may enter into new lease agreements or amendments (or renewals) to any existing Lease without the written consent of Purchaser, provided that Seller shall use reasonable efforts to keep Purchaser informed with respect to leasing activity of a material nature in respect of or affecting the Property. Subsequent to the Binding Date all leases or amendments to leases, and all other actions which have a material effect upon the Property or its operation, shall be subject to Purchaser's approval, which may be given in its sole and absolute discretion.

         Section 14.02. Subsequent to June 30, 1999, the Seller shall not, without the written consent of Purchaser enter into any agreements relating to the ownership and operation of the Property unless such contract(s) shall be fully cancelable or terminable prior to the Closing Date.

                            SECTION 15: BROKERAGE

         Section 15.01. Purchaser and the Seller represent and warrant to each other that no broker or person was in any way instrumental or had any part in bringing about this transaction except Insignia/ESG, Inc., whose fees the Seller shall pay. Purchaser agrees that, should any claim be made for commissions by any broker or person arising by, through or on account of any act of Purchaser or Purchaser's representatives, Purchaser shall indemnify and hold the Seller harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. The Seller agrees that should any claim be made for commissions by any broker or person arising by, through or on account of any act of any Seller or such Seller's representatives, Seller shall indemnify and hold Purchaser harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive delivery of the deed, but the provisions hereof shall not be deemed or construed as a covenant for the benefit of any third party.

                  SECTION 16: CONDITIONS PRECEDENT TO CLOSING

         Section 16.01. (a) Purchaser's obligations to close title under this Agreement on the Closing Date shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

              (i) all of the Seller's representations and warranties made in this Agreement shall be true and correct in all material respects as of the Closing Date as if they were made on that date;

              (ii) the Seller shall have performed all material obligations and agreements undertaken by it herein to be performed at or prior to the Closing Date; and (iii) the Title Insurer shall be ready, willing and able to issue to Purchaser a fee title insurance policy insuring fee title to the Property subject only to the Permitted Encumbrances.

         (b) The Seller's obligations to close title under this Agreement on the Closing Date shall be subject to the satisfaction of the following conditions precedent on the Closing Date:

              (i) all of Purchaser's representations and warranties made in this Agreement shall be true and correct in all material respects as of the Closing Date as if they were made on that date; and

              (ii) Purchaser shall have performed all material obligations and agreements undertaken by it herein to be performed at or prior to the Closing Date.

                              SECTION 17: CLOSING

         Section 17.01. The closing of title to the Property (the "CLOSING") shall take place at the offices of an affiliate of Commonwealth at 3:00 p.m. EDT on or before July 21, 1999 (time being of the essence).

                             SECTION 18: EXPENSES:

         Section 18.01. Each party will bear its own legal expenses in connection with this transaction. Seller shall pay any deed recording fees and the cost of the standard title insurance policy. Purchaser shall pay the cost of any extended title insurance policy, the incidental fees and disbursements of the title company and all other costs and expenses of preparing for and concluding this transaction, including the cost of surveys, engineering reports, environmental reports, legal use opinions and the like. Fees or expenses, if any, relating to the Existing Mortgage shall be paid by Seller.

                              SECTION 19: NOTICES

         Section 19.01. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal delivery (including, without limitation, overnight delivery, courier or messenger services); (b) telecopying (if electronically confirmed in writing,) or (c) registered or certified, first-class United States mail, postage prepaid, return receipt requested. Notice by a party's counsel shall be deemed to be notice by such party. All notices to the Seller shall be sent to the address set forth below. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent
(x) pursuant to subsection (a) shall be deemed received upon such personal delivery, (y) pursuant to subsection (b) shall be deemed received on the day it is dispatched by telecopier and (z) pursuant to subsection (c) shall be deemed received upon delivery or the date on which delivery was refused.

         If to Purchaser:

                              Transwestern Investment Company, L.L.C.
                              150 N. Wacker Drive, Suite 800
                              Chicago, Illinois  60606
                              Attention: Edward Ryder
                              Telecopy: 312-499-1901

         With copies to:      Hopkins & Sutter
                              Three First National Plaza
                              Chicago, Illinois 60602
                              Attention: Thomas Buranosky, Esq.
                              Telecopy: 312-558-4243

         To Seller:           c/o Metropolitan Partners, LLC
                              225 Broadhollow Road
                              Melville, NY 11747-0983
                              Attention: Jason Barnett, Esq.
                              Telecopy: (516) 622-6616

         With copies to:      c/o Metropolitan Partners, LLC
                              10 East 50th Street, 27th Floor
                              New York, New York 10022
                              Attention: Diane Conniff, Esq.
                              Telecopy: (212) 715-6535

         With copies to:      Brown & Wood LLP
                              One World Trade Center
                              New York, NY 10048-0557
                              Attention:  William H. Boericke, Esq.
                              Telecopy: (212) 839-5599

                              SECTION 20: DEFAULT

         Section 20.01. Purchaser's Default. If Purchaser shall be in default of any obligations imposed upon Purchaser by this Agreement, then the Seller shall have the right to treat this Agreement as having been breached by Purchaser and the Seller's sole remedy on account of such breach shall be the right to terminate this Agreement by written notice to Purchaser or Purchaser's attorney. Upon such termination (a) Purchaser shall forfeit all rights and claims with respect to the Property pursuant to this Agreement and to the Deposit; and (b) Escrow Agent shall remit the Deposit to the Seller. Notwithstanding the foregoing, except with respect to a default by Purchaser
(x) on account of its failure to Close as required by Section 17 of this Agreement (it shall not be a default under Section 17 if Purchaser is prepared to Close on the scheduled Closing Date but the Purchase Price is funded on the following day due to technical problems) or (y) under Section 27 of this Agreement (for which defaults no grace period shall be permitted), Seller shall not deliver to Purchaser a notice terminating this Agreement on account of Purchaser's default hereunder prior to the fifth (5th) day after Seller has delivered to Purchaser notice of such default, and then only if such default remains uncured on such fifth (5th) day after delivery of the default notice. The Seller and Purchaser hereby agree that payment of the Deposit to the Seller shall be deemed to be fair and adequate, but not excessive, liquidated damages based upon the following considerations which the Seller and Purchaser agree would constitute damages to the Seller for any default by Purchaser but which are impossible to quantify, to wit: (i) the removal of the Property from the real estate market together with the uncertainty of obtaining a new purchaser at the same or greater purchase price; (ii) the expenses incurred by the Seller, including (but not by way of limitation) attorneys' fees, taxes, mortgage interest, and other items incidental to the maintenance of the Property until it is eventually sold; and (iii) all other expenses incurred by the Seller as a result of Purchaser's default.

In the event of such termination, Purchaser shall immediately return its executed copy of this Agreement to the Seller for cancellation together with all due diligence material, reports and studies delivered to Purchaser by the Seller (without Purchaser retaining copies thereof).

         Section 20.02. The Seller's Default. In the event the Seller is in default by reason of a material breach of the Seller's representations and warranties and the same cannot be cured within thirty (30) days without harm to Purchaser, Purchaser's sole remedy shall be to demand the immediate return of the Deposit and the cancellation of this Agreement. In the event the Seller is in default by reason of Seller's failure or refusal to deliver title or perform its other obligations in accordance with the terms of this Agreement for more than ten (10) calendar days after receipt of written notice thereof has been given to the Seller, Purchaser's remedies shall include the right to
(a) immediate return of the Deposit and the cancellation of this Agreement,
(b) an action to specifically enforce this Agreement or (c) an action for monetary damages in the event of a material breach of any of Seller's representations and warranties under this Agreement. Purchaser shall have no other rights or remedies against the Seller on account of a default. In the event that there is any dispute between Seller and Purchaser arising under or in connection with this Agreement or the transactions contemplated herein, the costs incurred by the prevailing party in connection with any resulting litigation shall be paid by the other party.

                            SECTION 21: ASSIGNMENT

         Section 21.01. This Agreement and Purchaser's rights hereunder may not be assigned by Purchaser without the prior written consent of the Seller except that Purchaser may assign its rights hereunder to any subsidiary or affiliate for the purpose of taking title to the Property provided that the Purchaser named herein shall remain liable under this Agreement until the Closing occurs and Seller has received the Purchase Price in accordance with this Agreement. The Seller may not assign any or all of its rights hereunder without the consent of Purchaser.

                       SECTION 22: ESTOPPEL CERTIFICATES

         Section 22.01. Seller shall use reasonable efforts to obtain, prior to the Binding Date, from each Tenant at the Property an estoppel certificate in the form attached hereto as Exhibit E, provided, however, that Seller shall not be required to incur any legal expenses in connection therewith (other than commercially reasonable legal fees incurred in connection with the preparation of the same) or any other expenses of a non-deminimis nature (it being agreed that the cost of postage stamps, facsimile transmissions, photocopies and follow-up telephone conversations are deminimis expenses) provided, further, that Purchaser shall reasonably assist Seller in its efforts to cause American Express to deliver an estoppel certificate. Subsequent to the Binding Date, Seller shall use reasonable efforts to follow-up with each Tenant at the Property that has not delivered an estoppel certificate but Seller shall not be obligated to incur any legal expenses or other expenses of a non-deminimis nature in connection therewith. Seller will use reasonable efforts to deliver to Purchaser copies of all written requests for estoppel certificates and any written responses received from Tenants in connection with such estoppel certificates. Seller shall have no liability to Purchaser on account of Seller's failure subsequent to the Binding Date to deliver to Purchaser any estoppel certificates or copies of correspondence relating thereto.



                           SECTION 23: COUNTERPARTS

         Section 23.01. This Agreement may be executed in counterparts. The signatures of the parties who sign different counterparts of this Agreement or any of the instruments executed to effectuate the purposes of this Agreement shall have the same effect as if those parties had signed the same counterparts of this Agreement or of any such instrument.

                       SECTION 24: INTENTIONALLY DELETED

                          SECTION 25: MISCELLANEOUS

         Section 25.01. Subject to Section 21 hereof, this Agreement shall be binding upon and shall inure to the benefit of the Seller and Purchaser and their respective successors and assigns.

Section 25.02. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         Section 25.03. The headings of the several Sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

         Section 25.04. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provision of this Agreement.

         Section 25.05. This Agreement contains the entire agreement between the Seller and Purchaser, and any and all prior understandings and dealings heretofore had are merged herein and any agreement hereafter made shall be ineffective to change, modify or discharge this Agreement in whole or in part unless such agreement hereafter made is in writing and signed by the Seller and Purchaser.

         Section 25.06. Purchaser shall have no right to record this Agreement or a memorandum hereof. If Purchaser shall so record this Agreement or a memorandum, Purchaser shall be in default of the terms and conditions of this Agreement.

         Section 25.07. The Schedules to this Agreement and the representations made by Seller with respect thereto are attached for the sole benefit of Purchaser, any permitted successor to its interests hereunder or any lender to or investor in Purchaser. It is expressly intended that no third party shall be a beneficiary of or entitled to rely on the Schedules to this Agreement or Seller's representation with respect thereto.

                           SECTION 26: ESCROW AGENT

         Section 26.01. The Seller and Purchaser hereby designate as "ESCROW AGENT" to receive and hold the Deposit delivered herewith by Purchaser in accordance with Section 3 hereof, and Escrow Agent agrees to act as such Escrow Agent subject to the provisions of this Section 26.

         Section 26.02. The Deposit shall be deposited in an interest bearing money market account at any federally insured banking institution. From and after the date of a default by either party, all interest on the Deposit or the remaining portion thereof shall be paid to the non-defaulting party.


         Section 26.03. On receipt by Escrow Agent of a statement executed by the Seller and Purchaser that title to the Property has closed under this Agreement, Escrow Agent shall promptly deliver such Deposit to Purchaser.

         Section 26.04. On receipt by Escrow Agent of a statement executed by Purchaser prior to, on or after the Closing Date that title to the Property has not closed under this Agreement because of a default by any Seller under this Agreement or because of any Seller's inability to convey title to the Property in accordance with the provisions of this Agreement or because any contingency contained in this Agreement has not been satisfied or waived Escrow Agent shall within ten (10) Business Days, deliver a copy of said statement to the Seller and return such Deposit to Purchaser on the tenth
(10th) Business Day after receipt by the Seller of said statement unless Escrow Agent, prior to such return, receives from the Seller a statement contesting the accuracy of Purchaser's statement and demanding retention of said Deposit by Escrow Agent.

         Section 26.05. On receipt by Escrow Agent of a statement executed by the Seller prior to, on or after the Closing Date that title to the Property has not closed under this Agreement because of a default by Purchaser under this Agreement, Escrow Agent shall within ten (10) Business Days deliver said statement to Purchaser and deliver such Deposit to the Seller on the tenth
(10th) Business Day after receipt by Purchaser of such statement unless Escrow Agent, prior to such delivery, receives from Purchaser a statement contesting the accuracy of the Seller's statement and demanding retention of said Deposit by Escrow Agent.

         Section 26.06. On receipt by Escrow Agent of a statement from the Seller or Purchaser, as the case may be, under subparagraph 26.04 or 26.05 above, Escrow Agent shall retain the Deposit and thereafter deliver the same to either the Seller or Purchaser as the Seller or Purchaser may direct by a statement executed by them both, provided if there is any dispute with respect to the Deposit Escrow Agent may immediately and with notice to the Seller and Purchaser, surrender said Deposit to a court of competent jurisdiction for such disposition as may be directed by such court.

         Section 26.07. Upon delivery of the Deposit to either Seller, Purchaser or a court of competent jurisdiction under and pursuant to the provisions of this Section, Escrow Agent shall be relieved of all liability, responsibility or obligation with respect to or arising out of the Deposit and any and all of its obligations arising therefrom.

         Section 26.08. The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith or for anything which it may in good faith do or refrain from doing in connection herewith or for any negligence other than its gross negligence, nor shall the Escrow Agent be answerable for the default or misconduct of its agents, attorneys or employees if they be selected with reasonable care. The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the proper party or parties and will incur no liability in so acting.

         Section 26.09. Seller and Purchaser acknowledge that Escrow Agent is acting solely as a stakeholder. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against any cost, expenses, claims or liabilities arising in connection with its performance hereunder as Escrow Agent, except to the extent caused by Escrow Agent's gross negligence and willful misconduct.

         Section 26.10. The Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Agreement.

                   SECTION 27: CONFIDENTIALITY/PUBLICATION

         Except as may be required by law, as may be necessary to effectuate the contemplated transaction or except as to prospective lenders, lenders, investors, agents and contractors, both the Seller and Purchaser, individually and on behalf of their representatives (including principals, affiliates or clients; it being agreed that Seller and Purchaser shall each be responsible for the breach by their respective representatives of the terms of this
Section 27), agree that at all times through the Closing Date they and their respective representatives shall hold both the terms and conditions of this Agreement and its existence as confidential information and will not disclose such terms, conditions or existence or the fact that the negotiations are taking place, to any third party without the other's consent. This Section shall survive for one (1) year after the termination of this Agreement in the event that the Closing does not occur. This Section shall constitute a binding and enforceable agreement under applicable law.







IN WITNESS WHEREOF, the Seller and Purchaser have executed this Agreement as of the day and year first above written.

                        SELLER

                        CORPORATE CENTER ASSOCIATES LIMITED PARTNERSHIP

                        By:  _______________________, its general
                             partner


                                 By: _______________________
                                      Name:
                                      Title:



                        PURCHASER:

                        TRANSWESTERN INVESTMENT COMPANY, L.L.C.


                        By: ______________________, its [sole
                            managing member]




                            By: __________________________
                            Name:
                            Title:


                                  ESCROW AGENT

                                   COMMONWEALTH LAND TITLE INSURANCE COMPANY



                                      By: _______________________
                                      Name:
                                      Title:







                                  SCHEDULE 1


                           List of Personal Property






                                  SCHEDULE 2


                                List of Leases


             [TO BE SUPPLIED BY PURCHASER AND CONFIRMED BY SELLER]










                                  SCHEDULE 3


                               Security Deposits







                                  SCHEDULE 4


                               Service Contracts







                                  SCHEDULE 5


                             Brokerage Agreements







                                  SCHEDULE 6


                                  Litigation





                                  SCHEDULE 7


                            Permitted Encumbrances







                                  SCHEDULE 8


                      Rent Arrearages as of May 31, 1999







                      Exhibit A: Description of the Land








                                  Exhibit B:

                                     DEED






When recorded, return to:
________________________
________________________
________________________
________________________

                   (Space above this line for Recorder's use)

                              SPECIAL WARRANTY DEED

         For the consideration of Ten Dollars and other valuable consideration, the receipt and sufficiency of which are acknowledged, Corporate Center Associates Limited Partnership, a ______________ limited partnership ("Grantor"), conveys to _____________________, a ______________
[limited liability company], the following described real property situated in Maricopa County, Arizona, together with all buildings, structures, improvements and fixtures thereon and all rights and privileges appurtenant thereto:

          See the legal description set forth in Exhibit "A" attached and incorporated by this reference (the "Property").

SUBJECT TO only those matters set forth in Exhibit "B" attached and incorporated by this reference.

         Grantor binds itself and its successors to warrant and defend the title to the Property against all acts of Grantor since May 24, 1999 and no other, subject to only the matters set forth above.

         Dated this _____ day of June, 1999.

         Grantor: Corporate Center Associates Limited Partnership

                    By ___________________________________, its general partner

                      By_______________________________________________________
                         Name:
                         Title:

STATE OF_______________    )
                                    ) ss.
County of ________________ )

         The foregoing instrument was acknowledged before me this ____ day of June, 1999, by ______________ as _________________ of Corporate Center
Associates Limited Partnership, on behalf of the partnership.


                                  ____________________________________________
                                  Notary Public

My Commission Expires:


___________________________




                                   Exhibit C

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT (this "Assignment"), dated this ____ day of _________, 199_, is made by and among _________________________ (the
"Assignor") and _______ ___________________________ (the "Assignee").

         WHEREAS, Assignee has this day purchased Assignor's interest in the real property legally described on the attached Exhibit A (the "Property"); and

         WHEREAS, the execution and delivery of this Assignment is a condition precedent to the purchase by the Assignee of the Property;

         NOW, THEREFORE, in consideration of the purchase and sale of the Property, and for other good and valuable consideration, Assignor agrees as follows (unless otherwise defined, all capitalized terms shall have the meanings set forth in the Purchase and Sale Agreement dated as of _______________, 199_ between Assignor and Assignee (the "Purchase and Sale Agreement"));

         1. Assignor hereby grants, transfers and assigns to Assignee and Assignee accepts from Assignor all the right, title and interest of Assignor, from and after the date hereof, in and to the following (the "Assigned Assets"):

            (i) all permits and licenses, certificates of occupancy, approvals, dedications, subdivision maps or plats and entitlements issued, approved or granted by federal, state or municipal authorities or otherwise in connection with the Property and its renovation, construction, use, maintenance, repair, leasing and operation; and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities, to insure pedestrian ingress and egress to the Property and to insure continued use of any vaults under public rights-of-way presently used in the operation of the Property;

            (ii) the use of any names by which any of the Property is commonly known, and all goodwill, if any related to said names;

            (iii) all Security Deposits, all Leases, and all correspondence with the Tenants under Leases, all booklets and manuals relating to the maintenance and operation of the Property; and

            (iv) the Books and Records, Warranties, Brokerage Agreements and Personal Property.

         The foregoing are collectively referred to herein as the "Assigned Assets". The foregoing assignment is made without recourse, and on an "as-is, where-is, with all faults" basis, without any representation or warranty by Assignor except as may be expressly set forth in the Purchase and Sale Agreement.

         2. Assignor shall retain full responsibility for all the obligations under the Assigned Assets accruing prior to the date hereof and Assignor agrees to indemnify and hold Assignee harmless from any claims, liabilities or costs arising therefrom.

         3. Assignee agrees to assume full responsibility for all the obligations under the Leases accruing on or after the date hereof and Assignee agrees to indemnify and hold Assignor harmless from any claims, liabilities or costs arising therefrom.

         4. This instrument may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

         5. This Assignment shall be governed by and construed in accordance with the laws of the State of ____________. This Assignment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.






         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

ASSIGNOR:                           ASSIGNEE:

_____________________________      ______________________________________

                                   By:  _________________________________


By:_______________________________      By:  ____________________________
    Name:                                    Name:
                                             Title:








                                   Exhibit D

                              FIRPTA CERTIFICATE

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ("Seller"), Seller hereby certifies the following:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.   Seller's U.S. employer identification number is (_________________) and

3.   Seller's principal place of business is (_______________________________).

         Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.



                                    By: ________________________________



                                        By: _______________________________
                                            Name:
                                            Title:


Subscribed and sworn to
before me this ____ day of
___________, 199_.

____________________________
Notary Public







                                   Exhibit E
                            Form of Tenant Estoppel